UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  July 3, 2008
Ferro Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio	44114

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  216-641-8580
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     As previously announced, Ferro Corporation (the “Company”) commenced (i) a tender offer to purchase for cash any and all of its outstanding 9 1/8% Senior Notes due in January 2009 (the “Notes”) and (ii) a consent solicitation to amend the indenture governing the Notes. The Company announced on July 3, 2008, that the price in the tender offer for the Notes validly tendered on or prior to 5:00 p.m., New York City time on July 3, 2008 will be $1,028.96 per $1,000 principal amount of the Notes, plus accrued and unpaid interest from the last interest payment date to the date of payment of the tender offer consideration to the holder of the Note.
     A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit 99.1	Press Release of Ferro Corporation, dated July 3, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation
July 3, 2008	By:	/s/ James C. Bays
		Name:	James C. Bays
Title: Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release of Ferro Corporation, dated July 3, 2008